Exhibit 99.1

Zedge Reports Second Quarter Fiscal 2026 Results

Record quarterly results across total revenue, advertising and subscription revenue, active subscriptions1, ARPMAU1, Zedge Premium GTV1

Revenue increased 18% year over year to $8.3 million

Subscription revenue increased 33%, and active subscriptions grew 49% to nearly 1.2 million

ARPMAU increased 48% to a quarterly record of $0.115; Zedge Premium GTV increased 16%

New York, NY – March 12, 2026: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a leader in digital marketplaces and interactive games that provide content, enable creativity, empower self-expression and facilitate community, today announced results for its second quarter fiscal 2026, ended January 31, 2026.

Jonathan Reich, Zedge’s CEO, commented:

“We delivered a strong second quarter, highlighted by record monetization performance in the Zedge Marketplace. Revenue increased 18% year over year, driven by seasonal strength combined with strong advertising and subscription optimization. Subscription revenue increased 33%, active subscriptions reached a record 1.2 million, ARPMAU increased 48% to a record $0.115 and Zedge Premium GTV also reached a new quarterly high. These results reflect continued improvement in the quality of our revenue and our ability to monetize our audience more effectively, even as overall MAU1 trended lower.

“Innovation remains a central focus across the organization. Within our current portfolio, we are excited by the prospects for DataSeeds as the demand for high-quality AI training data is substantial and not likely to slow down any time soon. DataSeeds continues to generate interest from both new and existing customers, including repeat customers placing larger orders. While revenue remains early-stage and lumpy given the limited number of deals, the pipeline is expanding, and we are investing thoughtfully to support that growth.

“For Tapedeck, we are currently focusing on expanding the music catalog. Separately, our Innovation Team recently launched two new alpha products as part of our commitment to introduce up to six alphas this fiscal year, placing us halfway toward that goal. Our framework is disciplined - launch quickly, measure performance against clear thresholds and invest behind the opportunities that demonstrate traction This approach increases our shots on goal while maintaining thoughtful capital allocation.

“Financially, free cash flow2 increased 31% year over year to $0.8 million. Cash and cash equivalents increased sequentially to $19.1 million. We continue to operate with no debt, and we are now paying a quarterly dividend, reflecting confidence in our cash generation while continuing to invest in innovation.”

Second Quarter Highlights (fiscal 2026 versus fiscal 2025)

●	Revenue increased 18.3% to $8.3 million;

●	GAAP operating loss of ($2.9) million, compared to a loss of ($2.2) million

o	GAAP operating loss included a ($3.7) million asset impairment charge related to Emojipedia in the second quarter of fiscal 2026 and ($1.3) million in restructuring charges in the prior year’s quarter;

●	GAAP net loss and diluted loss per share (EPS) of ($2.3) million and ($0.18), compared to a net loss of ($1.7) million and ($0.12) per share;

●	Non-GAAP net income[2] and diluted EPS[2] of $0.8 million and $0.06, compared to a non-GAAP net loss and EPS of ($0.2) million and ($0.01);

●	Free cash flow of $0.8 million, compared to $0.6 million;

●	Adjusted EBITDA[2] of $1.1 million, compared to ($0.1) million;

●	ARPMAU increased 47.6%;

●	Zedge Premium GTV increased 15.7%;

●	Active subscriptions increased 48.5% to 1.2 million;

●	Cash and cash equivalents were $19.1 million at quarter’s end;

●	Paid a quarterly dividend of $0.016 per share.

Second Quarter Select Financial Metrics: FY26 versus FY25*
(in M except for EPS)	Q2 ‘26	Q2 ‘25	Change	1H‘26	1H‘25	Change
Total Revenue	$8.3	$7.0	18.3%	$15.9	$14.2	11.9%
Advertising Revenue	$5.6	$4.7	18.3%	$10.7	$9.6	12.1%
Digital Goods and Services Revenue	$0.5	$0.6	-11.5%	$1.0	$1.3	-19.6%
Subscription Revenue	$1.6	$1.2	32.5%	$3.2	$2.4	30.6%
Other Revenue	$0.5	$0.4	19.6%	$1.0	$0.9	5.0%
GAAP Operating Income (Loss)	$(2.9)	$(2.2)	-30.3%	$(2.0)	$(2.7)	26.1%
Operating Margin	-35.0%	-31.8%		-12.5%	-18.9%
GAAP Net Income (Loss)	$(2.3)	$(1.7)	-36.3%	$(1.5)	$(2.0)	25.7%
GAAP Diluted EPS (Loss per share)	$(0.18)	$(0.12)	-50.0%	$(0.12)	$(0.14)	14.3%
Non-GAAP Net Income (loss)	$0.8	$(0.2)	476.6%	$1.7	$(0.3)	744.7%
Non- GAAP Diluted EPS (loss per share)	$0.06	$(0.01)	503.7%	$0.13	$-0.02	782.5%
Cash Flow from Operations	$0.9	$0.7	21.2%	$1.7	$1.9	-10.4%
Free Cash Flow	$0.8	$0.6	31.2%	$1.4	$1.6	-11.5%
Adjusted EBITDA	$1.1	$(0.1)	1580.7%	$2.3	$0.2	1009.1%
Shares Repurchased	0.01	0.24	-95.7%	0.25	0.46	-46.4%

nm = not measurable/meaningful

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

Select Zedge Marketplace Metrics: FY26 versus FY25*
(in MM except for ARPMAU and where noted)	Q2 ‘26	Q2 ‘25	Change
MAU	20.4	24.7	-17.4%
Well-Developed Markets	4.8	5.6	-14.3%
Emerging Markets	15.6	19.1	-18.3%
Active Subscriptions (in 000s)	1,175	791	48.5%
ARPMAU	$0.115	$0.078	47.6%
Zedge Premium - Gross Transaction Value (GTV)	$0.79	$0.68	15.7%

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

[1]	We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge Marketplace, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Trended Financial Information*
(in M except for EPS, ARPMAU, Paid Subscriptions)	Q125	Q225	Q325	Q425	Q126	Q226	FY24	FY25	YTD FY26
Total Revenue	$7.2	$7.0	$7.8	$7.5	$7.6	$8.3	$30.1	$29.4	$15.9
Advertising Revenue	$4.9	$4.7	$5.6	$5.2	$5.2	$5.6	$21.0	$20.3	$10.7
Digital Goods and Services Revenue	$0.6	$0.6	$0.5	$0.5	$0.5	$0.5	$3.5	$2.2	$1.0
Subscription Revenue	$1.2	$1.2	$1.3	$1.4	$1.5	$1.6	$4.3	$5.1	$3.2
Other Revenue	$0.5	$0.4	$0.4	$0.4	$0.5	$0.5	$1.2	$1.8	$1.0
GAAP Operating Income (Loss)	$(0.5)	$(2.2)	$0.2	$(0.7)	$0.9	$(2.9)	$(11.8)	$(3.2)	$(2.0)
GAAP Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$(9.2)	$2.4)	$(1.5)
GAAP Diluted EPS (Loss per share)	$(0.02)	$(0.12)	$0.01	$(0.04)	$0.06	$(0.18)	$(0.65)	$(0.17)	$(0.12)
Non GAAP Net Income (Loss)	$(0.0)	$(0.2)	$0.9	$0.1	$0.9	$0.8	$1.8	$0.7	$1.7
Non-GAAP Diluted EPS (Loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.13	$0.05	$0.12
Cash Flow from Operations	$1.2	$0.7	$0.9	$0.7	$0.8	$0.9	$5.9	$3.4	$1.7
Free Cash Flow	$1.0	$0.6	$0.8	$0.5	$0.6	$0.8	$4.7	$2.9	$1.4
Adjusted EBITDA	$0.3	$(0.1)	$1.2	$0.3	$1.2	$1.1	$4.7	$1.8	$2.3
MAU	25.0	24.7	22.1	23.2	22.2	20.4	nm	nm	nm
Well-developed Markets	5.5	5.6	5.2	5.4	4.9	4.8	nm	nm	nm
Emerging Markets	19.5	19.1	16.9	17.8	17.3	15.6	nm	nm	nm
Active Subscriptions (in 000s)	698	791	896	984	1,075	1,175	nm	nm	nm
ARPMAU	$0.077	$0.078	$0.099	$0.093	$0.099	$0.115	nm	nm	nm
Zedge Premium – GTV	$0.68	$0.68	$0.61	$0.64	$0.66	$0.79	$2.15	$2.62	$1.44
Shares Repurchased	0.22	0.24	0.22	0.64	0.24	0.01	0.21	1.32	0.25

nm = not measurable/meaningful

*	numbers may not add due to rounding

Earnings Announcement and Supplemental Information

Management will host an earnings conference call today at 4:30 pm Eastern to discuss its earnings results, outlook, and strategy, followed by a Q&A session with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 238586

Webcast URL: https://www.webcaster5.com/Webcast/Page/2205/53597

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 53597

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image and audio maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’

For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,106	$18,609
Trade accounts receivable	3,765	3,164
Prepaid expenses and other current assets	1,062	671
Total Current assets	23,933	22,444
Property and equipment, net	1,238	1,290
Intangible assets, net	1,128	4,922
Goodwill	2,069	1,931
Deferred tax assets, net	4,982	4,823
Other assets	473	244
Total assets	$33,823	$35,654
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,437	$1,471
Accrued expenses and other current liabilities	2,305	2,867
Deferred revenues	3,994	3,425
Total Current liabilities	7,736	7,763
Deferred revenues--non-current	2,041	1,937
Other liabilities	180	53
Total liabilities	9,957	9,753
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2026 and July 31, 2025	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 15,189 shares issued and 12,554 outstanding at January 31, 2026 and 15,073 shares issued and 12,692 shares outstanding at July 31, 2025	152	151
Additional paid-in capital	49,774	49,768
Accumulated other comprehensive loss	(1,174)	(1,509)
Accumulated deficit	(17,006)	(15,505)
Treasury stock, 2,635 shares at January 31, 2026 and 2,381 shares at July 31, 2025, at cost	(7,885)	(7,009)
Total stockholders’ equity	23,866	25,901
Total liabilities and stockholders’ equity	$33,823	$35,654

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Revenues	$8,254	$6,979	$15,864	$14,173
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	561	447	1,116	908
Selling, general and administrative	6,683	7,126	12,599	13,935
Depreciation and amortization	187	317	403	698
Impairment of intangible assets	3,570	-	3,570	-
Restructuring charges	-	481	-	481
Impairment of capitalized software and technology development costs	145	827	145	827
Loss from operations	(2,892)	(2,219)	(1,969)	(2,676)
Interest and other income, net	124	171	268	352
Net loss resulting from foreign exchange transactions	(138)	(86)	(184)	(100)
Loss before income taxes	(2,906)	(2,134)	(1,885)	(2,424)
Income taxes benefit	(617)	(455)	(384)	(406)
Net loss	$(2,289)	$(1,679)	$(1,501)	$(2,018)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	236	(132)	335	(161)
Total other comprehensive income (loss)	236	(132)	335	(161)
Total comprehensive loss	$(2,053)	$(1,811)	$(1,166)	$(2,179)
Income loss per share attributable to Zedge, Inc. common stockholders:
Basic and diluted	$(0.18)	$(0.12)	$(0.12)	$(0.15)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic and diluted	12,950	13,882	12,988	13,872

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	January 31,
	2026	2025

Operating activities
Net loss	$(1,501)	$(2,018)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	28	30
Amortization of intangible assets	224	224
Amortization of capitalized software and technology development costs	151	444
Stock-based compensation	379	982
Impairment charge of capitalized software and technology development costs	145	827
Impairment charge of intangible assets	3,570	-
Deferred income taxes	(159)	(184)
Change in assets and liabilities:
Trade accounts receivable	(601)	416
Prepaid expenses and other current assets	(391)	(360)
Other assets	(18)	(39)
Trade accounts payable and accrued expenses	(817)	322
Deferred revenues	673	1,234
Net cash provided by operating activities	1,683	1,878
Investing activities
Capitalized software and technology development costs	(237)	(236)
Purchase of property and equipment	(20)	(30)
Net cash used in investing activities	(257)	(266)
Financing activities
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(876)	(1,494)
Payment of cash dividends	(208)	-
Proceeds from exercise of stock options	45	-
Net cash used in financing activities	(1,039)	(1,494)
Effect of exchange rate changes on cash and cash equivalents	110	(62)
Net increase in cash and cash equivalents	497	56
Cash and cash equivalents at beginning of period	18,609	19,998
Cash and cash equivalents at end of period	$19,106	$20,054

Supplemental cash flow information:
Cash paid for income taxes	$114	$130

Non-cash operating and financing activities:
ROU assets obtained in exchange for lease liabilities	$286	$111
Dividend payable included in accrued expenses and other current liabilities (1)	$209	$-

(1)	Dividend payable was paid on February 10, 2026.

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, a common metric used by investors for valuation, and non-GAAP net income (loss) and EPS (or loss per share) (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income (loss) and EPS (loss pershare)), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Numbers in the following reconciliation tables may not add due to rounding.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q125	Q225	Q325	Q425	Q126	Q226	FY24	FY25	YTD FY26
Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$(9.2)	$(2.4)	$(1.5)
Excluding:
Interest and other income (expense), net	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.1)	$(0.6)	$(0.7)	$(0.3)
Income tax expense (benefit)	$0.0	$(0.5)	$0.1	$(0.0)	$0.2	$(0.6)	$(2.2)	$(0.3)	$(0.4)
Depreciation and amortization	$0.4	$0.3	$0.2	$0.2	$0.2	$0.2	$2.5	$1.1	$(0.4
EBITDA	$(0.1)	$(2.0)	$0.3	$(0.5)	$1.1	$(2.8)	$(9.5)	$(2.2)	$(1.8)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$2.1	$1.4	$0.4
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.2	$0.1	$0.0
Adjusted EBITDA	$0.3	$(0.1)	$1.2	$0.3	$1.2	$1.1	$4.7	$1.8	$2.3

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q125	Q225	Q325	Q425	Q126	Q226	FY24	FY25	YTD FY26
GAAP Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$(9.2)	$(2.4)	$(1.5)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$2.1	$1.4	$0.4
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.2	$0.1	$0.0
Income tax effect on non-GAAP items	$(0.1)	$(0.4)	$(0.2)	$(0.2)	$(0.0)	$(0.9)	$(3.3)	$(0.9)	$0.9)
Non-GAAP Net Income (Loss)	$(0.0)	$(0.2)	$0.9	$0.1	$0.9	$0.8	$1.8	$0.7	$1.7
Non-GAAP basic EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.13	$0.05	$0.13
Non-GAAP diluted EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.13	$0.05	$0.12
Weighted average shares used to compute Non-GAAP basic earnings per share	14.1	13.9	13.7	13.4	13.0	13.0	14.1	13.7	13.0
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.1	13.9	13.9	13.4	13.3	13.0	14.1	13.7	13.3

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q125	Q225	Q325	Q425	Q126	Q226	FY24	FY25	YTD FY26
Cash Flow from Operations	$1.2	$0.7	$0.9	$0.7	$0.8	$0.9	$5.9	$3.4	$1.7
Capital Expenditures	$0.2	$0.1	$0.1	$0.2	$0.2	$0.1	$1.2	$0.5	$0.3
Free Cash Flow	$1.0	$0.6	$0.8	$0.5	$0.6	$0.8	$4.7	$2.9	$1.4